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                                                                      EXHIBIT 10



                               GALILEO CORPORATION

                             1991 STOCK OPTION PLAN

SECTION 1.   Purpose

     The purpose of the Galileo Corporation 1991 Stock Option Plan (the "Plan") is to attract and retain key employees and consultants, to provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company.

SECTION 2.   Definitions

     "Affiliate" means any business entity in which the company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

     "Award" means any Option or Stock Appreciation Right awarded under the Plan.

     "Company" means Galileo Corporation.

     "Board" means the Board of Directors of the Company.

     "Code" means Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means a committee of not fewer than three members of the Board appointed by the Board to administer the Plan, each of whom is a "disinterested person" as defined in Rule 16b-3 under Section 16(b).

     "Common Stock" or "Stock" means the Common Stock of the Company.

     "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

     "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

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     "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     "Non-qualified Stock Option" means an option to purchase shares of Common Stock under Section 6 that is not intended to be an Incentive Stock Option.

     "Option" means an Incentive Stock Option or a Non-qualified Stock Option.

     "Participant" means a person selected by the Committee to receive an Award under the Plan.

     "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

     "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, or any successor provision.

     "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

SECTION 3.   Administration

     The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant.

     Subject to any disinterested administration requirements for exemptive relief under Section 16(b) with respect to Awards to Reporting Persons, the Board may also make Awards and exercise administrative authority under the Plan to the same extent as the Committee.

SECTION 4.   Eligibility

     All employees, and in the case of Awards other than Incentive Stock Options, consultants of the Company or any Affiliate capable of contributing significantly to the


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successful performance of the Company, other than any person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

SECTION 5.   Stock Available for Awards

     (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 550,000 shares of Common Stock. If any Award in respect to shares of Common Stock expires or is terminated unexercised or is forfeited for any reason, the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of
(i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and
(iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

     (c) The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any fiscal year of the Company shall not exceed 100,000, subject to adjustment under subsection (b).

SECTION 6.   Stock Options

     (a) Subject to the provision of the Plan, the Committee may award Incentive Stock Options and Non-qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

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     (b) The Committee shall establish the option price at the time each Option is awarded, which price shall be not less than 100% of the Fair Market Value of the Common Stock on the date of award.

     (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be in whole or part in cash or, to the extent permitted by the Committee at or after the award of an Option upon the delivery of shares of Common Stock owned by the optionee valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

     (e) The Committee may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of an Option for up to the number of shares so delivered.

SECTION 7.   Stock Appreciation Rights

     (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs shall have an exercise price of not less than 100% of the Fair Market Value of the Common Stock on the date of award, or in the case of SARs in tandem with Options, the exercise price of the related Option.

     (b) An SAR related to an Option that can only be exercised during limited periods following a change in control of the Company may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change control in any transaction reported in the stock market in which the Common Stock is normally traded.

SECTION 8.  General Provisions Applicable to Awards

     (a) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under Section 16(b), any Option or SAR issued under the Plan to a Reporting Person shall not be


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transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

     (b) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

     (c) Committee Discretion. Each type of Award may be made alone or in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of Award or at any time thereafter.

     (d) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan.

     (e) Cash Awards. In the discretion of the Committee, any Award under the Plan may provide cash payments to the Participant in lieu of or in addition to an Award.

     (f) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian, or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

     (g) Change in Control. In order to preserve a Participant's right under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.


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     (h) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the participant.

     (i) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Non-qualified Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 9.   Miscellaneous.

     (a) No Right To Employment. No persons shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed or acquired under the Plan until he or she becomes the holder thereof.

     (c) Effective Date. Subject to the approval of the shareholders of the Company, the Plan shall be effective on October 23, 1991. Awards may be made before, but expressly subject to, such approval.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirement for exemptive relief under Section 16(b).

     (e) Governing Law. The provisions of the Plan shall be governed and interpreted in accordance with the laws of Massachusetts.



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